As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________

BARRETT BUSINESS SERVICES, INC. (Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	52-0812977 (I.R.S. Employer Identification No.)

8100 NE Parkway Drive, Suite 200
Vancouver, Washington 98662
(360) 828-0700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James R. Potts

Executive Vice President and General Counsel

8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662

(360) 828-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______
with copies to:

Mary Ann Frantz Miller Nash LLP 1140 SW Washington St, Ste 700 Portland, Oregon 97205 (503) 224-5858

________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: 

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ Accelerated filer ☐

Non-accelerated filer  Smaller reporting company 

(Do not check if a smaller reporting company) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________________________________

PROSPECTUS

BARRETT BUSINESS SERVICES, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
________________

We may offer and sell, from time to time in one or more offerings and in amounts, at prices and on terms that will be determined at the time of any such offering, shares of our common stock, $0.01 par value per share ("Common Stock"), shares of our preferred stock, $0.01 par value per share, debt securities, warrants, or units.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the specific offering. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Incorporation of Certain Documents by Reference" on page 2 of this prospectus, before you make your investment decision.

We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution" on page 4 of this prospectus. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will also be set forth in the applicable prospectus supplement.

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol "BBSI."

Investing in our securities involves substantial risks. Before making an investment in our securities, you should carefully read this prospectus and the applicable prospectus supplement, including the sections entitled "Risk Factors" on page 1 of this prospectus, and in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, pricing and other important details. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to our securities then being offered. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement, and any related free writing prospectus, together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus, or any document incorporated by reference is accurate or complete as of any date other than the date indicated on the cover page of the specific document.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the "Company," "BBSI," "we," "us," "our" or similar references mean Barrett Business Services, Inc.

RISK FACTORS

An investment in our securities involves substantial risks. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement, in our most recent Annual Report on Form 10-K, in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q filed following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement or related free writing prospectus. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and any related free writing prospectus, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, projected financial information, future opportunities, and any other statements regarding our future expectations, beliefs, plans, objectives, results of operations, financial condition, and cash flows that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on assumptions and projections that we believe are reasonable but are by their nature inherently uncertain. Many possible events or factors could affect our future financial results and performance, and could cause actual results or performance to differ materially from those expressed, including those risks and uncertainties described in this prospectus, any accompanying prospectus supplement, any free writing prospectus, or the documents incorporated by reference herein, including the "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our annual and quarterly reports, and other documents we file with the SEC. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under federal securities laws. Caution should be taken not to place undue reliance on these forward-looking statements, which speak as of the date made.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company with the SEC and, accordingly, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC's website at http://www.sec.gov.

We make available, free of charge, on our website at www.bbsi.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. Our website is not a part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement, or free writing prospectus.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement or any related free writing prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information in the document that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"):

•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (the "2024 Form 10-K");
•
The definitive proxy statement for our 2024 Annual Meeting of Stockholders filed on April 22, 2024; and
•
The description of our Common Stock included as Exhibit 4.6 to our 2024 Form 10-K, and all amendments or reports filed for the purpose of updating that description.

Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at our corporate headquarters as follows:

Barrett Business Services, Inc.
8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662
Attention: James R. Potts, General Counsel and Secretary

Telephone: (360) 828-0700

ABOUT BARRETT BUSINESS SERVICES, INC.

Overview

Barrett Business Services, Inc., is a leading provider of business management solutions for small and mid-sized companies. The Company has developed a management platform that integrates a knowledge-based approach from the management consulting industry with tools from the human resource outsourcing industry. This platform, through the effective leveraging of human capital, helps our business owner clients run their businesses more effectively. We believe this platform, delivered through a decentralized organizational structure, differentiates BBSI from our competitors. BBSI was incorporated in Maryland in 1965.

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol "BBSI."

Additional information about BBSI may be found in the documents incorporated by reference into this prospectus. Please see the section entitled “Where You Can Find More Information” above.

Our principal executive office and our telephone number are:

Barrett Business Services, Inc.

8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662

Telephone: (360) 828-0700

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include funding future acquisitions, reducing or repaying indebtedness, repurchasing outstanding equity securities, and capital expenditures, or for any other purpose we describe in an applicable prospectus supplement. The precise amounts and the timing of our use of net proceeds will depend upon market conditions, our funding requirements, the availability of other funds, and other factors. We may initially invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purposes.

PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time as follows:

•
to or through underwriters;
•
to or through dealers;
•
through agents;
•
directly to purchasers;
•
in “at the market offerings” within the meaning of Rule 415(a)(4) promulgated under the Securities Act of 1933 (the "Securities Act"), to or through a market maker or into an existing trading market, on an exchange, or otherwise;
•
through a combination of any of the foregoing methods of sale; or
•
through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•
at a fixed price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to prevailing market prices; or
•
at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•
the name or names of any underwriters, dealers or agents;
•
the purchase price of the securities and the proceeds we will receive from the sale;
•
any over-allotment options under which underwriters may purchase additional securities from us;
•
any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;
•
any initial public offering price;

•
any delayed delivery arrangements;
•
any discounts or concessions allowed or reallowed or paid to dealers; and
•
any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about any commissions we may pay for soliciting these contracts.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than shares of our Common Stock) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

DESCRIPTION OF THE SECURITIES we may offer

Description of Securities

The following section, together with the additional information we may include in any applicable prospectus supplement, describes the material features of our Common Stock, preferred stock, debt securities, warrants, and units that we may offer.

The summary does not purport to be exhaustive and is subject to, and qualified in its entirety by reference to, our Amended and Restated Charter (the "Charter"), our Bylaws, and applicable provisions of the Maryland General Corporation Law ("MGCL"). For information on how to obtain copies of our Charter and our Bylaws, see "Where You Can Find More Information."

Common Stock

Under our Charter, we have authority to issue 82,000,000 shares of Common Stock, $0.01 par value per share. As of February 21, 2025, 25,833,116 shares of Common Stock were issued and outstanding. All shares of Common Stock will, when issued, be duly authorized, fully paid and nonassessable.

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors (the "Board of Directors"), which means that the holders of a majority of the outstanding shares of Common Stock are entitled to elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Under our Bylaws, each of our directors will be elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Our Bylaws provide that in uncontested elections, a director will be elected by the affirmative vote of a majority of the total votes cast for and votes cast against each director nominee. In contested elections, directors will be elected by a plurality of the shares represented at the meeting and entitled to vote on the election of directors.

Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any of our securities. In addition, under the MGCL, our stockholders generally have no appraisal rights. Shares of Common Stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally may not dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, or engage in a statutory share exchange unless such action is advised by its board of directors and approved by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our Charter provides that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter.

Certain provisions of Maryland law and our Charter and Bylaws could have the effect of delaying or preventing a third party from acquiring the Company, even if a change in control would be beneficial to our stockholders. These provisions of our Charter and Bylaws permit the Board of Directors to issue up to 500,000 shares of preferred stock with such rights and preferences, including voting rights, as the

Board of Directors may establish, without further approval by the Company's stockholders, which could also adversely affect the voting power of holders of our Common Stock.

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our Charter provides that we may issue up to 500,000 shares of preferred stock, par value $0.01 per share. As of February 28, 2025, we have no outstanding shares of preferred stock.

Our Charter authorizes the Board of Directors, without any vote or action of our stockholders, to classify, and reclassify from time to time, any unissued shares of preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors is required by the MGCL to establish the number of shares in each class or series and to set the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for each such class or series. The issuance of shares of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our Common Stock. The Board of Directors could establish a series of preferred stock that could, depending on the terms of the series, delay, defer, or prevent a transaction or a change in control of the Company that might have involved a premium price for our Common Stock or otherwise have been in the best interests of our stockholders.

The applicable prospectus supplement will describe the specific dividend, liquidation, redemption, voting, and conversion rights relating to the particular series of the preferred stock offered, including, among other things, dividend rates; dividend periods; whether dividends will be cumulative or noncumulative; the terms upon which such preferred stock may or must be redeemed; rights upon liquidation; and voting rights.

Unless the applicable prospectus supplement specifies otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future, which means that holders of shares of preferred stock will have no right, in that capacity, to buy any of those securities.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized below certain terms and provisions of the form of indenture (the "indenture"). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The form of indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions that may be important to you. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

General

The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time, which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of the Board of Directors, or (c) an officers' certificate pursuant to authority granted under a resolution of the Board of Directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•
the title of the debt securities;
•
the limit, if any, on the aggregate principal amount or issue price of the debt securities of a series;
•
the issue date or dates of the series and the maturity date of the series;
•
whether the securities will be issued at par or at a premium over or a discount from their face amount;
•
the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;
•
the right, if any, to extend interest payment periods and the duration of the extension;
•
the interest payment dates and the record dates for the interest payments;
•
the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;
•
any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability provisions;
•
whether and under what circumstances additional amounts on the debt securities will be payable related to taxes, assessments, or government charges, and whether we will have the option to redeem the debt securities rather than pay such amounts;
•
the conditions precedent to issuing debt securities in definitive form, and the form and terms of any certificates or documents required before issuance of debt securities in definitive form;
•
the terms and conditions upon which the debt securities can be exchanged or converted into new debt or other securities, including those of unaffiliated entities;
•
the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid, and the terms and conditions upon which an election may be made to change the currency in which principal and interest will be paid;
•
the denominations in which we will issue the debt securities, if other than denominations of $1,000 or any integral multiple thereof;
•
if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•
whether the debt securities will be issued in the form of global securities or certificates, and the identity of the depositary for such global securities or certificates;
•
subordination provisions, if any;

•
the identity of any authenticating agent, paying agent, transfer agent, exchange agent, conversion agent, or other agent, if any;
•
the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;
•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•
any addition to or change in the "Events of Default" described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities; and
•
any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities.

We may issue debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount and will describe any special United States federal income tax considerations that may be applicable to any particular debt securities.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, resolution of the Board of Directors or officers' certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, resolution of the Board of Directors or officers' certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•
the conversion or exchange price;
•
the conversion or exchange period;
•
provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•
events requiring adjustment to the conversion or exchange price; and
•
provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or transferring or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•
either we are the continuing corporation, or the successor corporation or the person which acquires by transfer or conveyance substantially all of our or our subsidiaries' assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;
•
immediately after giving effect to such transactions, no Event of Default described under the caption "—Events of Default and Remedies" below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and
•
we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any transfer or conveyance of all or substantially all of our or our subsidiaries' assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term "Event of Default" in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6) any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee, and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period, the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee.

Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if we or the trustee determine in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•
evidence a successor to the trustee;
•
cure ambiguities, defects or inconsistencies;
•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described above under "— Merger, Consolidation or Sale of Assets";
•
make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
•
add guarantors or co-obligors with respect to the debt securities of any series;
•
secure the debt securities of a series;
•
establish the form or forms of debt securities of any series;
•
add additional Events of Default with respect to the debt securities of any series;
•
add additional provisions as may be expressly permitted by the Trust Indenture Act;
•
maintain the qualification of the indenture under the Trust Indenture Act; or
•
make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•
change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•
reduce the principal amount, or extend the fixed maturity, of the debt securities;
•
reduce the interest rate or extend the time for payment of interest on the debt securities;
•
change the method of computing the amount of principal of or any interest on any debt security;
•
change or waive the redemption or repayment provisions of the debt securities;
•
change the currency in which principal, any premium or interest is paid or the place of payment;
•
reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;
•
impair the right to institute suit for the enforcement of any payment on the debt securities;
•
waive a payment default with respect to the debt securities;
•
adversely affect the ranking or priority of the debt securities of any series;
•
release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture; or
•
modify or waive any restrictions requiring the consent of the holders of each outstanding debt security affected.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•
either:

- all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

- all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•
we have paid or caused to be paid all other sums then due and payable under the indenture; and
•
we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•
the rights of holders of the debt securities to receive principal, interest and any premium when due;
•
the rights of holders as beneficiaries with respect to property deposited with the trustee;
•
our obligations with respect to the debt securities concerning registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;
•
the rights, powers, trusts, duties and immunities of the trustee; and
•
the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture ("covenant defeasance"). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described above under "—Events of Default and Remedies," will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

- money in an amount; or

- U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

- a combination of money and U.S. government obligations (or equivalent government obligations, as applicable);

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at the due date or maturity;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, based on a change in law or a ruling from the Internal Revenue Service, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
•
no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the later of the 91st day after the date of such deposit and the day following expiration of the longest preference period applicable to us respecting the deposit, it being understood that this condition is not deemed satisfied until after the expiration of this period;
•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;
•
the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•
if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;
•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and
•
we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities, you or your nominee must physically deliver the securities to the trustee or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, we may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states and other jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, The Depository Trust Company ("DTC") will act as depositary for each series of debt securities issued as global securities. We understand that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of any of the outstanding debt securities of a series before the maturity date of the debt securities of that series. At least 60 days before the redemption date, we will notify the trustee of the redemption date and principal amount of securities to be redeemed. If less than all the debt securities of any series are to be redeemed, the trustee will select the particular securities to be redeemed by any method the trustee deems fair and appropriate. The applicable prospectus supplement will specify the terms of any such redemption.

Each holder of the debt securities to be redeemed will be given notice of any such election at least 30 days, but no more than 60 days, before the redemption date. The notice will state: (a) the redemption date, (b) the redemption price or method of calculating the redemption price, (c) the securities to be redeemed, if fewer than all securities of a series; (d) in the case of partial redemption, the respective principal amount to be redeemed and that a new security or securities will be issued to the holder of a partially redeemed security; (e) that the redemption price will become due and payable on the redemption date; (f) that interest on the amount to be redeemed, if any, will cease to accrue from and after the redemption date; (g) the place where such securities are to be surrendered for payment; and (h) that the redemption is on account of a sinking or purchase fund, or analogous obligation, if applicable.

We will deposit with the trustee or with a paying agent (or, if we are acting as our own paying agent, we will segregate and hold in trust) an amount of money sufficient to pay the redemption price of all the securities to be redeemed, on or before the applicable redemption date. On the redemption date, the redemption price will become due and payable upon all the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue. Upon surrender of any such debt security for redemption, we will pay those surrendered debt securities at the redemption price.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that the holder surrenders.

Redemption at Holder's Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities of that series before the scheduled maturity date of such debt securities. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the terms and conditions on which such securities may be redeemed. If the holders of those debt securities have that option and if not otherwise stated in the applicable prospectus supplement, the debt securities of a series will be repaid at a price equal to the principal amount of the debt security, together with any accrued interest as of the repayment date.

Each holder of debt securities of any series subject to repayment at the holders' option may elect to be repaid by completing the "Option to Elect Repayment" form on the reverse of such security and delivering such security with completed "Option to Elect Repayment" form to us no more than 30 days, and no fewer than 15 days, before the repayment date.

Any exercise of the repayment option by a holder will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Any debt securities redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that the holder surrenders.

We will deposit with the trustee or with a paying agent (or, if we are acting as our own paying agent, we will segregate and hold in trust) an amount of money sufficient to pay the redemption price of all the securities to be redeemed, on or before the applicable redemption date. On the repayment date specified in the debt securities of any series providing for repayment at the option of the holders, and upon surrender of such securities as provided by the terms of such securities, the securities or portion of the securities to be repaid will become due and payable, and interest, if any, on the securities to be redeemed will cease to accrue. Upon surrender of any such debt security for redemption, we will pay those surrendered debt securities at the redemption price.

Governing Law

The indenture and each series of debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Warrants

We may issue warrants for the purchase of Common Stock, preferred stock, debt securities, units or any combination thereof, in one or more series. We may issue warrants independently or together with such securities or units, and the warrants may be attached to or separate from such securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of any particular series of warrants, including:

•
the offering price and aggregate number of warrants offered;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
the number of shares of Common Stock or preferred stock, or the number of units, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares and/or units may be purchased upon such exercise;
•
the manner of exercise of the warrants, including any cashless exercise rights and, if applicable, the minimum and maximum amount of such warrants which may be exercised at any one time;
•
the warrant agreement under which the warrants will be issued;
•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•
anti-dilution provisions of the warrants, if any;
•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
•
the manner in which the warrant agreement and warrants may be modified;
•
the identity of the warrant agent or other agent for the warrants;
•
federal income tax consequences of holding or exercising the warrants;
•
the terms of the securities issuable upon exercise of the warrants;
•
any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution, or winding up, or to exercise voting rights, if any.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Units

As specified in the applicable prospectus supplement, we may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•
the designations and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•
a description of the terms of any unit agreement governing the units; and
•
a description of the provisions for the payment, settlement, transfer or exchange of the units.
LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Miller Nash LLP, and certain legal matters will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Barrett Business Services, Inc. incorporated by reference in this prospectus by reference to Barrett Business Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Barrett Business Services, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

Amount to Be Paid
Securities and Exchange Commission registration fee	$*
Fees and expenses of accountants	**
Fees and expenses of counsel	**
Stock exchange listing fees	**
Printing expenses	**
Transfer agent fees	**
Trustee's fees and expenses	**
Miscellaneous expenses	**
Total	$ **

* The Registrant is registering an indeterminate amount of securities under this Registration Statement and, in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

** The calculation of these fees and expenses is dependent upon the number of issuances and the amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Indemnification

Under Section 2-418 of the Maryland General Corporation Law (the “MGCL”), a person who is made a party to a proceeding because such person is or was an officer or director of a corporation (an "Indemnitee") shall be indemnified by the corporation (unless the corporation's charter provides otherwise) against reasonable expenses incurred by the Indemnitee in connection with the proceeding if the Indemnitee is successful on the merits or otherwise or if ordered by a court of competent jurisdiction. Also under said section, a corporation is permitted to indemnify an Indemnitee against liability incurred in a proceeding unless (i) the Indemnitee's act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property, or services; (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; (iv) the Indemnitee was adjudged liable to the corporation in a proceeding by or in the right of the corporation; or (v) the Indemnitee was adjudged liable on the basis that he or she improperly received a personal benefit.

As authorized by the MGCL, Article V of the registrant's charter provides that the registrant shall indemnify each of its officers and directors to the fullest extent permissible under the MGCL, as the same exists or may hereafter be amended, against all liabilities, losses, judgments, penalties, fines, settlements and reasonable expenses (including attorney fees) incurred or suffered by such person by reason of or arising from the fact that such person is or was an officer or director of the registrant or is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification continues as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and inures to the benefit of his or her heirs, executors, and administrators.

The registrant has entered into indemnification agreements with each of its outside directors. Under the indemnification agreements, the registrant has agreed, to the fullest extent permitted by the laws of the State of Maryland, and in accordance with the terms, conditions and limitations set forth in the indemnification agreements, to indemnify each of its outside directors against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred, in connection with various legal proceedings including, without limitation, a lawsuit, arbitration, administrative hearing or investigation, whether by or in the right of the registrant or otherwise. This right to indemnification will extend to actions taken by the director in other capacities in which he or she is serving at the request of the registrant, such as a director or officer of a subsidiary or a fiduciary or trustee of an employee benefit plan. Indemnification is not available if the act or omission by the director was material to the matter in question and the director acted in bad faith, with active and deliberate dishonesty, or in a manner that he or she had reasonable cause to believe was unlawful, or actually received an improper personal benefit. Indemnification is also generally not available if the proceeding is by or on behalf of the registrant and the director is found to be liable to the registrant or if the proceeding is brought by the director against the registrant. The indemnification agreements include a presumption that the director is entitled to indemnification, imposing on the registrant the burden of overcoming that presumption. The indemnification agreements also put in place specific processes and procedures for indemnification claims and advancement of expenses and costs.

Insurance

The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them based upon their acts or omissions in such capacities, including civil liabilities under the Securities Act of 1933.

Item 16. Exhibits

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Charter as amended through June 4, 2024(1)
3.2	Bylaws as amended through May 27, 2020(2)
4.1*	Form of Common Stock Certificate
4.2*	Form of Articles Supplementary with respect to Preferred Stock
4.3*	Form of Preferred Stock Certificate
4.4**	Form of Indenture
4.5*	Form of Debt Security
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement
5.1**	Opinion of Miller Nash LLP regarding legality of securities
23.1**	Consent of Miller Nash LLP (contained in its opinion filed as Exhibit 5.1)
23.2**	Consent of Deloitte & Touche LLP, the Company's independent registered public accounting firm
24.1**	Power of Attorney
25.1†	Statement of Eligibility of Trustee
107**	Filing Fee Table

* To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.

** Filed herewith.

† To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1) Incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

(2) Incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on February 28, 2025.

BARRETT BUSINESS SERVICES, INC.

By: /s/ Gary E. Kramer

Gary E. Kramer

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on February 28, 2025.

Signature and Title

/s/ Gary E. Kramer
Gary E Kramer, President and Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Anthony J. Harris
Anthony J. Harris, Executive Vice President
and Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

*
Anthony Meeker, Chairman of the Board and Director

*
Thomas J. Carley, Director

*
Joseph S. Clabby, Vice Chairman of the Board and Director

*
Thomas B. Cusick, Director

*
Carla A. Moradi, Director

*
Alexandra Morehouse, Director

*
Vincent P. Price, Director

* By /s/ James R. Potts

James R. Potts Attorney-in-fact